SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2009

ETHOS ENVIRONMENTAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

Luis Carrillo

Carrillo Huettel, LLP

501 W. Broadway, Suite 800

San Diego, CA 92101

phone: 619.399.3090

fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Private Placement

On May 8, 2009, the Company announced that it was undertaking to complete a non-brokered private placement consisting of $200,000 of 10% Convertible Debentures (the “Private Placement”). The Private Placement consists of 8 Units (each a “Unit”) offered at $25,000 per Unit, with each Unit being comprised of a 10% Convertible Debenture (the “2009 Note”), a Common Stock Purchase Warrant (the “2009 Warrant”) for the purchase of 50,000 shares of the Company’s Common Stock at $0.40 per share and 10,000 shares of the Company’s Common Stock as incentive shares for the purchase of each Unit. The Private Placement agreements contain standard representations, and warranties and affirmative and negative covenants, and are described in greater detail below.

The 2009 Note carries 10% interest and a 24 month maturity date and the entire principal amount of the 2009 Note, including any accrued interest, may be converted into shares of the Company’s common stock by election of the Holder at any time at a rate of $0.40 per share. Additionally, the Company may convert the entire principal amount of the 2009 Note, including accrued interest, into shares of the Company’s common stock if the closing price of the Company’s stock as reported on the Over the Counter Markets is $0.50 or more for 5 consecutive trading days with such conversion at a rate of $0.40 per share as well. The 2009 Note also contains customary events of default.  The 2009 Warrant is exercisable for an aggregate of 50,000 shares of Common Stock at an exercise price of $0.40 per share for three (3) years from date of issue.

The common stock was sold through this Private Placement has not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement under the Securities Act. This Current Report is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

The description of the Private Placement documents are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, forms of which are filed herewith.

On May 8, 2009, pursuant to the Company’s Private Placement, the Company sold one (1) Unit for $25,000 to MKM Opportunity Master Fund Limited, a Cayman Island corporation (“MKM”).

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Private Placement

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Promissory Note & Common Stock Purchase Warrant

On May 8, 2009, the Registrant issued a common stock purchase warrant (the “Purchase Warrant”) to MKM to purchase up to 100,000 shares of common stock of the Registrant at a price of $0.40 per share. The Purchase Warrant was issued in connection with a loan made by MKM to the Registrant of $100,000 pursuant to a promissory note (the “P-Note”) also dated May 8, 2009. The P-Note is due on June 7, 2009 (the “Due Date”), and carries simple interest of 10%. The Purchase Warrant, which expires on May 8, 2012, contains anti-dilution provisions and other customary provisions. The Purchase Warrant was offered and issued to MKM in a private placement transaction made in reliance upon exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The description of the Purchase Warrant and the P-Note is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copies of such documents attached as exhibits to this Current Report on Form 8-K.

Item 3.02    Unregistered Sales of Equity Securities.

Private Placement

The securities issued pursuant to the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The transaction contemplated by the Private Placement is exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and/or Regulation D thereunder. Pursuant to the Private Placement, each investing party made representations to the Company regarding their respective suitability to invest, including, without limitation, that each investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act. The Company did not engage in general solicitation in connection with the sale of the securities.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Promissory Note & Common Stock Purchase Warrant

The information set forth above in Item 2.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01    Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Private Placement Securities Purchase Agreement
10.2	Private Placement Convertible Promissory Note
10.3	Private Placement Common Stock Purchase Warrant
10.4	Promissory Note
10.5	Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2009	Ethos Environmental, Inc.

By: /s/ Corey P. Schlossmann
Corey P. Schlossmann,
President & CEO

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